                       Exhibit No. 99.1

Electro Rent Corporation               FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

       Electro Rent Corporation Third Quarter Net Income
       Increases to $0.13 Per Share From $0.04 Per Share

     VAN NUYS, CALIFORNIA, March 25, 2004 - Electro Rent
Corporation (NASDAQ:ELRC) announced today that net income for the third quarter of fiscal 2004 ended February 29, 2004 more than tripled to $3.3 million, or $0.13 per diluted share, from $0.9 million, or $0.04 per diluted share, for the third quarter of fiscal 2003.  Revenue for this year's third quarter was $23.6 million compared to $24.6 million for the same period last year.
     For the nine months ended February 29, 2004, net income
increased to $8.1 million, or $0.32 per diluted share.  This compares to net income of $5.4 million, or $0.22 per diluted share, for the first nine months of fiscal 2003.  Revenue for the first nine months of fiscal 2004 was $70.4 million compared to
$84.5 million a year ago.

Operations Review
     "Demand for rental equipment continued to increase
throughout the third quarter, extending the positive trend we noted in the year's first half.  We have held this higher ground during March to-date.  If the economic recovery is sustained, as we believe it will be, demand for rental equipment should improve further," said Chief Executive Officer Daniel Greenberg.  "Even though equipment rental rates remained highly competitive, we are encouraged that test and measurement equipment rental revenue was roughly flat for this year's third quarter compared to prior year.  These results may herald the end of the prolonged period of revenue declines that has extended over the past four years in the T&M portion of our business and that continued in the data processing market in the third quarter."
     Greenberg continued, "We have worked hard during the past
few years to reduce our cost structure and to manage our
equipment pool to reflect the challenging circumstances we faced.
Because of these efforts, total operating expenses declined by
22% for the third quarter, which contributed significantly to the increase in income for the period.  While our focus on cost
containment will continue, the improvement in business conditions

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Electro Rent Corporation Third Quarter Net Income Increases
to $0.13 Per Share From $0.04 Per Share
March 25, 2004
Page Two

has once again allowed us to consider making selective additions to our staff.  Also, with utilization rates continuing to rise, we increased our purchases of new equipment to keep our equipment pool technologically up-to-date and to support areas of potential growth we have identified in both our T&M and DP markets."
     Equipment purchases totaled $9.7 million for this year's
third quarter and $32.9 million for the first nine months of fiscal 2004, compared to $4.8 million and $20.4 million for the same periods last year, respectively.  Sales of excess equipment were $6.2 million for this year's third quarter versus $5.8
million for the third quarter a year ago.  The book value of
Electro Rent's equipment pool was $86.4 million at February 29,
2004 compared to $91.0 million at February 28, 2003 and $87.3 million at May 31, 2003.

Recent Events
     On January 14, 2004, Electro Rent paid shareholders an
extraordinary cash distribution of $4 per share, or a total of approximately $100 million.  Subsequent to the distribution, at
February 29, 2004, cash and marketable securities totaled
approximately $75 million, or about $3.00 per share.  Electro
Rent has no debt.
     Greenberg said, "The extraordinary distribution directly
benefitted our shareholders, and left the company with
substantial financial resources to achieve our long-term
objectives.  These include a further ramp-up of new equipment purchases if warranted by further increases in demand as well as potential acquisitions, such as our recent purchase from a unit of CIT of the contracts that comprise the unit's QuickShip
Disaster Recovery business.  This transaction gives us a toe-hold in the disaster recovery market, an interesting growth
opportunity for our data processing business that has the
potential to complement the improving conditions we see in our test and measurement business.  While we do not expect this
transaction to have a material impact on our financial results this year, it is a positive step that underscores our renewed energy and excitement as the business outlook brightens."

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Electro Rent Corporation Third Quarter Net Income Increases
to $0.13 Per Share From $0.04 Per Share
March 25, 2004
Page Two

About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

"Safe Harbor" Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of
1934.
These forward-looking statements reflect our management's current views with respect to future events and financial performance;
however, you should not put undue reliance on these statements.
When used, the words "anticipates," "believes," "expects,"
"intends," "future," and other similar expressions identify
forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  We believe our
management's assumptions are reasonable, nonetheless, it is
likely that at least some of these assumptions will not come true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

                       (tables attached)
                                                          #3544

ELECTRO RENT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED) (000 Omitted Except Per Share Data)

                            Three Months Ended  Nine Months Ended
                              Feb. 29  Feb. 28   Feb. 29  Feb. 28
                                2004     2003     2004     2003
Revenues:
  Rentals and leases          $16,943  $18,215  $52,252  $62,745
  Sales of equipment
   and other revenues           6,623    6,427   18,172   21,732
     Total revenues            23,566   24,642   70,424   84,477

Costs and expenses:
  Depreciation of equipment     7,051   10,861   22,788   34,728
  Costs of revenues
   other than depreciation      3,993    4,367   11,245   13,919
  Selling, administrative
   & general expenses           7,453    8,511   25,010   28,758
     Total operating expenses  18,497   23,739   59,043   77,405

Operating profit                5,069      903   11,381    7,072

  Interest and
   investment income, net         283      480    1,116    1,615

Income before income taxes      5,352    1,383   12,497    8,687

Income taxes                    2,071      526    4,429    3,299

Net income                    $ 3,281  $   857  $ 8,068  $ 5,388

Earnings per share
  Basic                       $  0.13  $  0.04  $  0.32  $  0.22
  Diluted                     $  0.13  $  0.04  $  0.32  $  0.22

Average shares used in
 per share calculation
  Basic                        24,878   24,817   24,858   24,806
  Diluted                      24,977   24,869   24,937   24,852

ELECTRO RENT CORPORATION
Condensed Consolidated Balance Sheets
(000 omitted)

                                         (unaudited)
                                           Feb. 29,      May 31,
                                             2004         2003
Assets

   Cash and cash equivalents              $  47,961    $ 151,448
   Marketable securities                     27,000       10,000
   Accounts receivable, net                   9,808        6,874
   Rental and lease equipment, net           86,413       87,344
   Other property, net                       15,910       16,409
   Other                                      3,847        5,025
          Total assets                    $ 190,939    $ 277,100

Liabilities and Shareholders' Equity

Liabilities:
   Accounts payable                       $   8,098    $   6,332
   Accrued expenses                          14,847       13,248
   Deferred revenue                           2,132        1,833
   Deferred income taxes                      2,937        3,179
     Total liabilities                       28,014       24,592

Shareholders' equity

   Common stock                              18,860       16,023
   Retained earnings                        144,065      236,485
     Total shareholders' equity             162,925      252,508
          Total liabilities
           & shareholders' equity         $ 190,939    $ 277,100